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EXHIBIT 16


STONEFIELD JOSEPHSON LETTERHEAD


September 1, 2005

Securities and Exchange Commission
100 F. Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the statements made by uWink, Inc. regarding our firm in Item 4.01 of the uWink, Inc. Form 8-K dated July 28, 2005 filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly,

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

cc: Nolan K. Bushnell, CEO uWink, Inc.